UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2018

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Dana Incorporated (“Dana”) Annual Meeting of Shareholders held on April 26, 2018 (the “Annual Meeting”), shareholders considered five proposals that are described in more detail in Dana’s Definitive Proxy Statement dated March 22, 2018 for the Annual Meeting of Shareholders. There were 145,233,661 shares of Dana common stock eligible to vote at the meeting.

The vote results detailed below represent final results as certified by the Inspector of Election:

PROPOSAL I – Election of eight directors for a one-year term expiring in 2019 or upon the election and qualification of their successors:

	FOR	WITHHOLD	BROKER NON-VOTE

Rachel A. Gonzalez	122,937,865	1,117,863	7,370,028
James K. Kamsickas	123,088,853	966,875	7,370,028
Virginia A. Kamsky	122,275,952	1,779,776	7,370,028
Raymond E. Mabus, Jr.	122,931,115	1,124,613	7,370,028
Michael J. Mack, Jr.	123,296,093	759,635	7,370,028
R. Bruce McDonald	122,542,803	1,512,925	7,370,028
Diarmuid B. O’Connell	123,294,997	760,731	7,370,028
Keith E. Wandell	121,462,922	2,592,806	7,370,028

PROPOSAL II – Approval of a non-binding advisory vote on executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

115,401,308	8,531,374	123,046	7,370,028

PROPOSAL III—Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018:

FOR	AGAINST	ABSTAIN

128,937,925	2,466,782	21,049

PROPOSAL IV – Approve amending the Second Restated Certificate of Incorporation to eliminate supermajority voting requirements:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

123,804,507	215,554	35,667	7,370,028

PROPOSAL V – Consideration of a shareholder proposal regarding special meetings:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

60,339,623	63,631,816	84,289	7,370,028

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Date: April 30, 2018	By:	/s/ Douglas H. Liedberg
Name: Douglas H. Liedberg Title: Senior Vice President, General Counsel and Secretary

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